EXHIBIT 99.2

Lixte Biotechnology Announces the Closing of $4.19 Million

Registered Direct Offering

East Setauket – March 2, 2021 – Lixte Biotechnology Holdings, Inc. (Nasdaq: LIXT), a clinical-stage drug discovery company developing pharmacologically active drugs for use in cancer treatment, today announced that it has closed a registered direct offering with certain institutional and accredited investors for $4.19 million of common stock. The Company issued a total of 1,133,102 shares of common stock, at a purchase price of $3.70 per share.

WestPark Capital, Inc. and WallachBeth Capital, LLC acted as co-placement agents for the offering.

The gross proceeds to Lixte from this offering are expected to be approximately $4.19 million before deducting the placement agents’ fees and other offering expenses payable by Lixte. The company intends to use the net proceeds from the offering for working capital and general expenses including further development of its lead clinical compound LB-100.

The shares of common stock were offered by Lixte pursuant to a “shelf” registration statement on Form S-3 (File No. 333-252430) previously filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2021 and declared effective by the SEC on February 5, 2021.

A prospectus supplement and accompanying prospectus relating to the securities being offered have been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or from: WestPark Capital, Inc. - Attention: Jason Stern, 1900 Avenue of the Stars, 3rd Floor, Los Angeles, CA 90077 or by Email: syndicate@wpcapital.com or by telephone at (310) 203-2919.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lixte Biotechnology Holdings, Inc.

Lixte Biotechnology Holdings, Inc. (Nasdaq: LIXT) is a clinical-stage pharmaceutical company dedicated to discovering drugs for more effective treatments for many forms of cancer and other serious common diseases. A major driver of cancer is defects in the switches that turn the biochemical pathways in cells on and off. Most cancer research over the past 30 years has focused on the “on” switches because the “off” switches, especially the master “off” switch protein phosphatase (PP2A), were believed to cause intolerable toxicity in patients. Lixte has achieved a breakthrough with its novel, first-in-class lead compound, PP2A inhibitor LB-100, by demonstrating that it is readily tolerated in cancer patients at doses associated with anti-cancer activity. This innovative approach encourages cancer cells, weakened by chemo or other cancer therapies, to continue to replicate before repairing the damage, leading to the more efficient death and elimination of those cells from the body. Lixte has partnered with top medical institutions and leading academic research centers to advance the clinical development of its compounds. The LB-100 compound, of which there are no competitors known to Lixte, is currently being tested in three clinical studies with others in planning. www.lixte.com

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

Lixte Contact:

info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533

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